                                                                     EXHIBIT (H)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1995-2 Monthly Statement
                      Class A Certificate CUSIP #25466KAQ2
                      Class B Certificate CUSIP #25466KAR0


Trust Distribution Date: February 17, 1998  Due Period Ending:  January 31, 1998

Pursuant to the Series Supplement dated as of August 1, 1995 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of
     --------------------------------------------------------------------------
     Class Initial Investor Interest)
     --------------------------------

     Series  1995-2                                          Total         Interest         Principal
            Class A      30 days at 6.550000000%      $5.458333333     $5.458333333      $0.000000000

            Class B      30 days at 6.750000000%      $5.625000000     $5.625000000      $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------

 (a) Aggregate Investor Interest                         $15,620,535,676.00
     Seller Interest                                      $4,385,046,491.29

     Total Master Trust                                  $20,005,582,167.29


 (b) Group One Investor Interest                         $13,070,535,676.00

 (c) Group Two Investor Interest                          $2,550,000,000.00

 (d) Series 1995-2 Investor Interest                        $526,316,000.00

 (e) Class A Investor Interest                              $500,000,000.00

     Class B Investor Interest                               $26,316,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                          Finance Charge        Principal           Yield
                                           Collections          Collections        Collections

 (a) Allocation of Collections between Investor and Seller
     Aggregate Investor Allocation       $235,447,913.11        $2,214,202,625.55       $0.00

     Seller                               $77,024,433.43          $724,354,276.33       $0.00

 (b) Group One Allocation                $197,013,814.50        $1,852,760,126.61       $0.00

 (c) Group Two Allocation                 $38,434,098.61          $361,442,498.94       $0.00

 (d) Series 1995-2 Allocations             $7,936,797.60           $74,639,345.31       $0.00

 (e) Class A Allocations                   $7,530,583.55           $70,819,221.34       $0.00

     Class B Allocations                     $406,214.05            $3,820,123.97       $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                         Deposits into the
                         SPFAs This                SPFA       Deposit Deficit    Investment
                         Due Period                Balance       Amount           Income
     Series 1995-2          $0.00                   $0.00         0.00            $0.00



5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------

                                                                             Total Payments
                              Amount Paid             Deficit Amount          Through This
                            This Due Period           This Due Period          Due Period
     Series 1995-2                 $0.00                   $0.00                 $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                           Deposits Into the
                                             SIFAs This
                                             DuePeriod                      SIFA Balance
     Series 1995-2                        $2,877,194.17                        $0.00

7.   Pool Factors
     ------------

                                                                       This Due Period

     Class A                                                                1.00000000

     Class B                                                                1.00000000

8.   Investor Charged-Off Amount
     ---------------------------

                                                                         Cumulative
                                                                     Investor Charged-Off
                                         This Due Period                   Amount
 (a) Group One                           $84,424,267.33                    $0.00

 (b) Group Two                           $16,469,761.90                    $0.00

 (c) Series 1995-2                        $3,401,072.78                    $0.00

 (d) Class A                              $3,227,002.13                    $0.00

     Class B                                $174,070.65                    $0.00

9.   Investor Losses This Due Period
     -------------------------------

                                                                       Per $1,000 of
                                                                    Original Invested
                                                  Total                 Principal
 (a) Group One                                    $0.00                    $0.00

 (b) Group Two                                    $0.00                    $0.00

 (c) Series 1995-2                                $0.00                    $0.00

 (d) Class A                                      $0.00                    $0.00

     Class B                                      $0.00                    $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------                 Per $1,000 of
                                                                   Original Invested
                                                  Total                Principal
 (a) Group One                                    $0.00                  $0.00

 (b) Group Two                                    $0.00                  $0.00

 (c) Series 1995-2                                $0.00                  $0.00

 (d) Class A                                      $0.00                  $0.00

     Class B                                      $0.00                  $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------                 Per $1,000 of
                                                                   Original Invested
                                                  Total                Principal
 (a) Group One                                    $0.00                  $0.00

 (b) Group Two                                    $0.00                  $0.00

 (c) Series 1995-2                                $0.00                  $0.00

 (d) Class A                                      $0.00                  $0.00

     Class B                                      $0.00                  $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------

 (a) Group One                                              $21,784,226.11

 (b) Group Two                                               $4,250,000.00

 (c) Series 1995-2                                             $877,193.33

 (d) Class A                                                   $833,333.33

     Class B                                                    $43,860.00

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                              As a Percentage
                                                                of Class A
                                                Total         Invested Amount
     Series 1995-2 Class B                 $34,210,540.00         6.8421%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                             Shared Amount     Class B Amount
     Maximum Amount                               $0.00        $15,789,480.00

     Available Amount                             $0.00        $15,789,480.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                         $0.00                 $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding   $20,329,420,411.31

                           Delinquent Amount     Percentage of Ending
     Payment Status        Ending Balance        Receivables Outstanding
     30-59 days            $594,039,469.04             2.92%

     60-179 days           $955,320,695.53             4.70%


                                U.S. BANK NATIONAL ASSOCIATION
                                as Trustee


                              BY:
                                  ----------------------------

                                       Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1995-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of August 1, 1995 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1995-2 Master Trust Certificates for the Distribution Date occurring on February 17, 1998:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                                                 $3,251,029,248.52

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                                    $70,819,221.34

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                                              $7,530,583.55

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                             $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                               $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                                     $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                               $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                                 $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                          $16,375,000.02

  9.  The aggregate amount of Class B Principal Collections processed during
      the related Due Period is equal to                                                                     $3,820,123.97

 10.  The aggregate amount of Class B Finance Charge Collections processed
      during the related Due Period is equal to                                                                $406,214.05

 11a. The aggregate amount of Class B Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                                             $0.00

 11b. The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                                               $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                                     $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                                               $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                                                 $0.00

 13.  The sum of all amounts payable to the Class B Certificateholders
      on the current Distribution Date is equal to                                                             $888,165.00

 14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
      Section 16 of the Series Supplement.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of February, 1998.



                           GREENWOOD TRUST COMPANY
                            as Master Servicer

                           By:
                              -------------------------
                           Vice President, Director of Accounting,
                           and Treasurer